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 EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Material Technologies, Inc.
11661 San Vicente Blvd., Suite 707
Los Angeles, California 90049

The undersigned consents to the use of its opinion dated February 8, 2002, relating to the financial statements of Material Technologies, Inc., a Delaware Corporation, and to the reference to the firm under "Experts," all as included in the Registration Statement on Form SB-2/A.



   Torrance,  California               /s/  Jonathon  P.  Reuben  C.P.A
                                       ----------------------------------
   January 30, 2003                     Jonathon  P.  Reuben,  C.P.A.
                                         An  Accountancy  Corporation



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